Exhibit 99.1

3020 Old Ranch Parkway, Suite 200

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

News Release

Clean Energy to Raise $35 Million in Registered Direct Offering of Common Stock and Warrants

Seal Beach, CA  (Oct. 29, 2008) Clean Energy Fuels Corp. (Nasdaq: CLNE) today announced it has entered into definitive agreements with selected institutional investors to sell 4,419,192 units (the “Units”), with each Unit consisting of (i) one share of its common stock, par value $0.0001 per share (the “Common Stock”), (ii) one warrant to purchase 0.75 shares of Common Stock (the “Series I Warrant”) and (iii) one warrant (the “Series II Warrant”, and together with the Series I Warrant, the “Warrants”) to purchase up to 0.257143 shares of Common Stock, in a registered direct offering for gross proceeds of approximately $35 million, before deducting placement agents’ fees and estimated offering expenses.  Under the terms of the transaction, Clean Energy will sell and the investors have agreed to purchase approximately 4.4 million Units  at the negotiated purchase price of $7.92 per Unit.  The Series I Warrant, represents the right to acquire an aggregate of up to 3,314,394 shares of Common Stock, and is exercisable at a price of $13.50 per share, and the Series II Warrant, which represent the right to acquire an aggregate of up to 1,136,192 shares of Common Stock, is exercisable at a price of $0.01 per share.  The closing of the offering is expected to take place on Monday, November 3rd, 2008, subject to the satisfaction of customary closing conditions.  Lazard Capital Markets LLC served as the lead placement agent. and W.R. Hambrecht + Co., LLC served as the co-placement agent for the offering.

The Company currently intends to use the net proceeds from this offering for working capital and other general corporate purposes, which may include capital expenditures related to its LNG plant in California, station construction activities, and future acquisitions

        The  Common Stock and Warrants described above are being offered by the Company only by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering can be obtained at the SEC’s website at http://www.sec.gov. or from Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY 10020.  A shelf registration statement relating to these securities was declared effective by the Securities and Exchange Commission on July 29, 2008.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Clean Energy (Nasdaq: CLNE) is the leading provider of natural gas (CNG and LNG) for transportation in North America. It has a broad customer base in the refuse, transit, ports, shuttle, taxi, trucking, airport and municipal fleet markets, fueling more than 14,000 vehicles daily at over 170 strategic locations across the United States and Canada. Clean Energy del Peru, Clean Energy’s Peruvian joint venture, operates the world’s largest natural gas vehicle fueling station in Lima, Peru. Please visit www.cleanenergyfuels.com

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts
News Media	Investors
Christine Thomas, 310/559-4955 x103	Ina McGuinness, 310/954-1100
cthomas@cleanenergyfuels.com